                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                 Amendment No. 1
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 16, 2002


                                 C-COR.net Corp.
             (Exact name of Registrant as specified in its charter)

           Pennsylvania                 0-10726          24-0811591
(State or other jurisdiction of    (Commission File   (I.R.S. Employer
incorporation or organization)     Number)            Identification No.)

60 Decibel Road, State College, Pennsylvania                  16801
   (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:           (814) 238-2461


         (Former name or former address, if changed since last report.)

The purpose of this Form 8-K/A is to amend the Current Report on Form 8-K dated September 16, 2002 and filed on September 25, 2002, to file the required financial statements and pro forma information required in Item 7 - Financial Statements and Exhibits.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following financial statements, pro forma financial information and exhibits are filed as part of this report:

     (a) Combined Financial Statements of Philips Broadband Networks (PBN), a division of Royal Philips Electronics N.V. as of and for the year ended December 31, 2001 (audited) and interim information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001.

         Independent Auditors' Report

         Combined Balance Sheets - As of December 31, 2001 (audited) and June 30,2002 (unaudited)

         Combined Statements of Operations and Comprehensive Income (Loss) - For the year ended December 31, 2001 (audited) and the six months ended June 30, 2002 and 2001 (unaudited).

         Changes in the Net Investment of the Philips Group - For the year ended December 31, 2001 (audited), and the six months ended June 30, 2002 (unaudited)

         Combined Statements of Cash Flows - For the year ended December 31, 2001 (audited) and the six months ended June 30, 2002 and 2001 (unaudited).

         Notes to the Combined Financial Statements

     (b) Pro forma financial information:

         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 28, 2002 with respect to the Registrant and June 30, 2002 with respect to PBN

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended June 28, 2002 with respect to the Registrant and the year ended June 30, 2002 with respect to PBN

         Notes to Unaudited Pro Forma Condensed Consolidated Financial
         Statements

     (c) Exhibits

         2.1 Acquisition Agreement dated as of July 8, 2002, by and among the Registrant, and Koninklijke Philips Electronics N.V., Philips Electronics North America Corporation, Philips Broadband Networks, Inc. (incorporated by reference to the Registrant's 8-K dated September 16, 2002 and filed on September 25, 2002, File No. 0-10726).

         2.2 Amendment No. 1 to Acquisition Agreement dated as of September 16, 2002, by and among the Registrant, and Koninklijke Philips Electronics N.V., Philips Electronics North America Corporation, Philips Broadband Networks, Inc. (incorporated by reference to the Registrant's 8-K dated September 16, 2002 and filed on September 25, 2002, File No. 0-10726).

         23   Consent of KPMG Accountants N.V.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 C-COR.net Corp.
                                 (Registrant)


Date: November 21, 2002             /s/ William T. Hanelly
                                 ---------------------------------------
                                       William T. Hanelly
                                       Chief Financial Officer, Secretary
                                         and Treasurer

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)





Combined Financial Statements
December 31, 2001
(with Independent Auditors' Report thereon) and
Unaudited Information
as of and for the Six-month Periods
ended June 30, 2002 and 2001

INDEPENDENT AUDITORS' REPORT


The Supervisory Board of Royal Philips Electronics N.V.

We have audited the accompanying combined balance sheet of Philips Broadband Networks (A division of Royal Philips Electronics N.V.) as of December 31, 2001, and the related combined statement of operations and comprehensive income
(loss), changes in the net investment of the Philips Group, and cash flows for the year then ended. These combined financial statements are the responsibility of Philips Broadband Networks' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Philips Broadband Networks (A division of Royal Philips Electronics N.V.) as of December 31, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

Eindhoven, The Netherlands                                 KPMG Accountants N.V.
September 13, 2002

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

COMBINED BALANCE SHEETS

--------------------------------------------------------------------------------------------
                                                                  December 31,     June 30,
In Thousands of EURO's                                                2001           2002
--------------------------------------------------------------------------------------------
                                                                   (audited)      (unaudited)
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
ASSETS
--------------------------------------------------------------------------------------------
Currents assets:
--------------------------------------------------------------------------------------------
    Cash                                                                     0             0
--------------------------------------------------------------------------------------------
    Accounts receivable, net (Notes 3 and 14)                           32,147        24,582
--------------------------------------------------------------------------------------------
    Receivables from related parties (Note 11)                              59           223
--------------------------------------------------------------------------------------------
    Inventory, net (Notes 4 and 14)                                     21,501        15,620
--------------------------------------------------------------------------------------------
    Deferred income taxes (Notes 7 and 11)                               3,226         3,544
--------------------------------------------------------------------------------------------
    Other current assets                                                   450           325
--------------------------------------------------------------------------------------------
Total current assets                                                    57,383        44,294
                                                                        ------        ------
--------------------------------------------------------------------------------------------
Property, plant and equipment, net (Notes 5 and 13)                     13,889        10,452
--------------------------------------------------------------------------------------------
Deferred income taxes (Notes 7 and 11)                                   9,953        11,268
--------------------------------------------------------------------------------------------
Total assets                                                            81,225        66,014
                                                                        ======        ======
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
LIABILITIES AND NET INVESTMENT OF THE PHILIPS GROUP
--------------------------------------------------------------------------------------------
Current liabilities:
--------------------------------------------------------------------------------------------
    Accounts payable (Note 14)                                          11,460        12,117
--------------------------------------------------------------------------------------------
    Deferred income                                                      1,373             0
--------------------------------------------------------------------------------------------
    Payables to related parties (Note 11)                                8,382         4,074
--------------------------------------------------------------------------------------------
    Other accrued liabilities (Note 6)                                  12,453        15,923
--------------------------------------------------------------------------------------------
Total current liabilities                                               33,668        32,114
                                                                        ------        ------

--------------------------------------------------------------------------------------------
Long-term provisions                                                     1,805         1,881
--------------------------------------------------------------------------------------------
Total liabilities                                                       35,473        33,995
                                                                        ------        ------
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
Commitments and contingencies (Note 12)

--------------------------------------------------------------------------------------------
Net investment of the Philips Group                                     45,752        32,019
--------------------------------------------------------------------------------------------
Total liabilities and net investment of the Philips Group               81,225        66,014
                                                                        ======        ======
--------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these combined financial statements.

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

----------------------------------------------------------------------------------------------------------------
                                                                   Year ended        Six months       Six months
                                                                  December 31,     ended June 30,     ended June
In Thousands of EURO's                                                2001              2002           30, 2001
----------------------------------------------------------------------------------------------------------------
                                                                    (audited)       (unaudited)       (unaudited)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Net sales (Note 13)                                                    199,827            78,366         122,160
----------------------------------------------------------------------------------------------------------------
Cost of sales (Note 6)                                                 152,383            58,652          89,043
----------------------------------------------------------------------------------------------------------------

Gross profit                                                            47,444            19,714          33,117
----------------------------------------------------------------------------------------------------------------
Operating expenses:
----------------------------------------------------------------------------------------------------------------
     Selling and marketing                                              39,874            13,860          22,579
----------------------------------------------------------------------------------------------------------------
     Research and development                                           24,770             6,187          11,866
----------------------------------------------------------------------------------------------------------------
     General and administrative                                          6,571             2,358           3,172
----------------------------------------------------------------------------------------------------------------
     Restructuring and impairment charges                                5,028             3,640           1,935
    (Note 6)
----------------------------------------------------------------------------------------------------------------
Total operating expenses                                                76,243            26,045          39,552
----------------------------------------------------------------------------------------------------------------

Operating loss                                                         (28,799)           (6,331)         (6,435)
----------------------------------------------------------------------------------------------------------------
Interest expense, net (Note 11)                                          1,140               295             638
----------------------------------------------------------------------------------------------------------------

Loss before income taxes                                               (29,939)           (6,626)         (7,073)
                                                                        ------             -----           -----
----------------------------------------------------------------------------------------------------------------
Income tax  benefit (Note 7)                                             7,935             2,073           1,616
----------------------------------------------------------------------------------------------------------------

Net loss                                                               (22,004)           (4,553)         (5,457)
                                                                        ------             -----           -----
----------------------------------------------------------------------------------------------------------------

Components of other comprehensive income:
----------------------------------------------------------------------------------------------------------------

    Foreign currency translation adjustments                             2,902            (3,889)          4,336
   (Note 8)
----------------------------------------------------------------------------------------------------------------

Comprehensive income (loss)                                            (19,102)           (8,442)         (1,121)
                                                                        ======             =====           =====

----------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these combined financial statements.

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)


CHANGES IN THE NET INVESTMENT OF THE PHILIPS GROUP

       -----------------------------------------------------------------------------



                                                              Net Investment of the
         In Thousands of EURO's                               the philips Group
       -----------------------------------------------------------------------------
       -----------------------------------------------------------------------------
         Balance December 31, 2000 (audited)                         77,462

       -----------------------------------------------------------------------------
         Net cash transfer  to Philips                              (12,608)
       -----------------------------------------------------------------------------
         Components of comprehensive income:
       -----------------------------------------------------------------------------
             Net loss                                               (22,004)
       -----------------------------------------------------------------------------
             Foreign currency translation adjustments                 2,902
       -----------------------------------------------------------------------------

         Balance December 31, 2001 (audited)                         45,752

       -----------------------------------------------------------------------------
         Net cash transfer to Philips (unaudited)                    (5,291)
       -----------------------------------------------------------------------------
         Components of comprehensive income:
       -----------------------------------------------------------------------------
             Net loss (unaudited)                                    (4,553)
       -----------------------------------------------------------------------------
             Foreign currency translation adjustments
             (unaudited)                                             (3,889)
       -----------------------------------------------------------------------------

         Balance June 30, 2002 (unaudited)                           32,019

       -----------------------------------------------------------------------------


The accompanying notes are an integral part of these combined financial statements

   PHILIPS BROADBAND NETWORKS
   (A division of Royal Philips Electronics N.V.)

   COMBINED STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------
                                                      Year ended         Six months          Six months
                                                     December 31,      ended June 30,      ended June 30,
In Thousands of EURO's                                   2001               2002                2001
----------------------------------------------------------------------------------------------------------
                                                      (audited)         (unaudited)         (unaudited)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
----------------------------------------------------------------------------------------------------------
Net  loss                                              (22,004)           (4,553)             (5,457)
----------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided by (used in) operating
activities
----------------------------------------------------------------------------------------------------------
     Deferred taxation                                  (9,021)           (1,633)             (3,733)
----------------------------------------------------------------------------------------------------------
     Depreciation                                        5,817             3,248               2,711
----------------------------------------------------------------------------------------------------------
     Write down of property, plant and                   2,436                 0                  (6)
     equipment
----------------------------------------------------------------------------------------------------------
     Change in assets and liabilities:
----------------------------------------------------------------------------------------------------------
          Accounts receivable, net                      27,018             7,565               6,952
----------------------------------------------------------------------------------------------------------
          Related parties, net                           2,276            (4,472)             (1,144)
----------------------------------------------------------------------------------------------------------
          Inventory, net                                18,878             5,881               4,158
----------------------------------------------------------------------------------------------------------
          Other current assets                           1,797               125                (926)
----------------------------------------------------------------------------------------------------------
          Accounts payable                              (9,611)              657              (1,553)
----------------------------------------------------------------------------------------------------------
          Deferred income and other accrued
          liabilities                                   (4,579)            2,097              (2,593)
----------------------------------------------------------------------------------------------------------
          Long-term provisions                             115                76                (279)
----------------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating
activities                                              13,122             8,991              (1,870)
----------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
----------------------------------------------------------------------------------------------------------
     Purchases of property, plant and equipment         (2,544)             (416)             (1,794)
----------------------------------------------------------------------------------------------------------

Net cash used in investing activities                   (2,544)             (416)             (1,794)
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
----------------------------------------------------------------------------------------------------------
     Net cash transferred from (to) Philips             (9,706)           (9,180)              3,072
----------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing
activities                                              (9,706)           (9,180)              3,072
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Effect of exchange rate changes                           (872)              605                 592
----------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash
equivalents                                                  0                 0                   0
----------------------------------------------------------------------------------------------------------

Cash and cash equivalents, beginning of period               0                 0                   0
----------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                     0                 0                   0
----------------------------------------------------------------------------------------------------------

Supplementary information:
----------------------------------------------------------------------------------------------------------
Cash paid to Philips for income taxes                    9,862               836               8,123
----------------------------------------------------------------------------------------------------------
Cash paid to Philips for interest                        1,664             1,140               1,026
----------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of these combined financial statements

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

NOTES TO THE COMBINED FINANCIAL STATEMENTS DECEMBER 31, 2001
(Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

1.   Description of the Company and basis of presentation

Description of the Company

Philips Broadband Networks (PBN), a division of Royal Philips Electronics N.V. (Philips), is a global supplier of hybrid fiber coaxial-based broadband access and transport system solutions that enable network operators to sell video, voice, and data services to their subscribers. PBN designs, develops, and distributes products that carry video, voice, and data between the operator's head end location and its subscribers. The products include head end equipment, optical nodes, radio frequency amplifiers, line extenders, taps and passive devices. PBN also provides innovative technologies, such as dense wave division multiplexing, that enable expanded bandwidth deployment over the network. In addition to product development in the United States of America (USA) and in Louviers, France, PBN has a sales organization that reaches more than 40 countries in all major regions of the world, including the Americas, Europe (including the Middle East and Africa), and the Asia-Pacific region.

On July 8, 2002, Philips entered into a sale and purchase agreement with C-COR.net Corporation of State College, Pennsylvania, USA. C-COR.net will acquire substantially all of the business, assets and liabilities, and hire the employees related to PBN's business. See note 15 for additional disclosure of the transaction.

Basis of presentation

The combined financial statements reflect the financial position, results of operations, changes in net investment of the Philips Group, and cash flows of the PBN business unit of Philips as if PBN had been a separate entity for all periods presented. The combined financial statements have been prepared using Philips' historical basis for PBN's assets and liabilities and results of operations, which have been stated in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). All significant intercompany transactions and balances have been eliminated in preparation of the combined financial statements.

The financial statements as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 are unaudited and have been prepared in conformity with U.S. GAAP and include all adjustments that, in the opinion of management, are necessary to fairly present the financial position, results of operations, changes in net investment of the Philips Group, and cash flows for the unaudited interim periods presented. Such adjustments are, in the opinion of management, of a normal recurring nature.

Corporate overheads have been allocated to PBN from Philips at central, regional and local levels for amounts, including directors remuneration, marketing, management information systems, accounting and financial reporting, treasury, human resources, legal, tax and security, based on the net sales of PBN compared to the consolidated net sales of Philips. Management believes these allocations are reasonable. However, the costs of these services charged to PBN are not necessarily indicative of the costs that would have been incurred had PBN operated as an entity independent of Philips, or as an autonomous public company, for all periods presented.

PBN purchases components used in the production process, as well as equipment and supplies under collective purchase agreements and purchase conditions negotiated by Philips. Management believes that the benefits derived from such agreements and conditions would unlikely have been obtained had PBN been a stand-alone company.

The pension and other postretirement benefit costs attributable to PBN have been based on the charge incurred by individual operations in respect of specific plans of which employees of PBN are members. For the purposes of presentation of the combined financial statements, the participation in the Philips plans has been treated as participation in various multi-employer plans. The charges included in the combined financial statements reflect the arrangements of Philips and are therefore not necessarily indicative of the pension and other postretirement benefit costs had PBN

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

been a stand-alone company. During the year ended December 31, 2001 and the six-month periods ended June 30, 2002 and 2001, PBN has benefited from contribution holidays with respect to certain over-funded Philips pension plans. Upon divestment, PBN will not benefit from any contribution holidays, as the employees will no longer participate in Philips' plans.

Because in the past PBN was not a separate legal group of companies or a separate holding company within the Philips Group of companies, the proportion of share capital and reserves attributable to PBN has been shown in the combined balance sheets as part of the "Net investment of the Philips Group". For the purpose of these combined financial statements, interest charge is calculated based on the average rate of interest for long-term debt paid by Philips and the average amount of net investment of the Philips Group invested in PBN during the reporting periods, taking into account the debt-to-equity ratio reported by Philips as of December 31, 2001. In addition, PBN has a number of short-term balances with other Philips Group businesses. These balances arise from trading transactions and services or other items and have been aggregated on the combined balance sheets under the headings "Receivables from related parties" and "Payables to related parties".

Historically, PBN's operations have been included in the combined income tax returns filed by Philips in each of the countries where PBN is located (country fiscal unity). Income tax expense in these combined financial statements has been allocated on a separate tax return basis. The current tax expense is assumed to be settled within the financial period in which it arises. Tax effects that may arise from PBN's divestment from the Philips Group have not been reflected in PBN's combined financial statements.

Other significant features of the PBN divestment from Philips are described in
Note 15.

The financial information included herein is not necessarily indicative of the combined results of operations, financial position, changes in the net investment of the Philips Group and cash flows of PBN in the future or what they would have been for the periods presented had PBN been a separate stand-alone entity.

Reporting currency

The Euro is used as reporting currency. The financial statements of foreign operations are translated into euros. Assets and liabilities are translated using the exchange rates on the respective balance sheet dates. Income and expense items are translated at average rates during the period.

2.   Summary of accounting policies

Cash and cash equivalents

Historically, Philips has managed cash and cash equivalents on a centralized basis. Cash receipts associated with PBN's business have been transferred to Philips on a daily basis and Philips has funded PBN's disbursements. These cash transactions are reflected in the caption "Net investment of the Philips Group".

Accounts receivable

Accounts receivables are stated at face value, net of allowances for doubtful accounts.

Inventory

Inventories are valued at the lower of cost, as determined by the first-in, first-out (FIFO) method, or net realizable value. Provision is made for obsolescence.

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

Property, plant and equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected economic life of the asset. Depreciation of special tooling is based on the expected future economic benefit of these tools. Costs related to major maintenance activities are expensed in the period in which they are incurred.

Following are the expected useful lives of the assets:

         ----------------------------------------------------------------------
         Buildings                                 from 14 to 50 years
         ----------------------------------------------------------------------
         Machines and installations                from  5 to 10 years
         ----------------------------------------------------------------------
         Other fixed assets                        from  3 to  5 years
         ----------------------------------------------------------------------


Impairment of long-lived assets

Through December 31, 2001, PBN evaluated the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of". Whenever adverse events or changes in business climate result in the expected undiscounted future cash flows from the related asset being less than the carrying value of the asset, an impairment loss would be recognized for the excess of the carrying value of the assets over the expected discounted future cash flows.

On January 1, 2002, PBN adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 amends existing guidance on asset impairment and provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held-for-sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations, and changes the timing of recognizing losses on such operations. The adoption of SFAS No. 144 on January 1, 2002 did not affect the Company's combined financial statements.

Income taxes

Historically, PBN's operations have been included in the combined income tax returns filed by Philips in each of the countries where PBN is located (country fiscal unity). Income tax expense in these combined financial statements has been allocated on a separate tax return basis.

PBN accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Income tax expense is based on pre-tax financial accounting income and comprises current and deferred tax. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Measurement of deferred tax assets and liabilities is based upon the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets, including assets arising from loss carry forwards, are recognized if it is more likely than not that the asset will be realized. Deferred tax assets and liabilities are not discounted.

Revenue recognition

PBN recognizes revenue at the time the product is delivered or services are rendered and acceptance, when required, has been obtained. Revenues are recorded net of sales taxes, customer discounts, rebates and similar charges. Costs of shipping goods to customers are included in costs of sales.

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

Research and development expenses

Costs incurred for research and development activities are expensed as incurred.

Product warranty

PBN provides that products are sold free of defects in workmanship and material. Warranty reserves are provided as selling expenses in the year of sale for estimated future warranty costs.

Pension and other postretirement benefits

PBN accounts for the cost of pension plans and postretirement benefits other than pensions in accordance with SFAS No. 87, "Employers Accounting for Pensions" and SFAS No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions", respectively. These plans are generally part of pension and postretirement benefit plans within Philips, and are accounted for by PBN as multi-employer plans.

Stock-based compensation

PBN applies SFAS No. 123, "Accounting for Stock-Based Compensation", which allows companies which have stock-based compensation arrangements with employees to continue to apply the existing accounting required by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and to provide pro forma disclosure of the accounting results of applying the fair value method of SFAS No. 123. PBN accounts for stock-based compensation arrangements (related to Philips stock options granted to PBN employees) under the intrinsic value method of APB Opinion No. 25.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts in the financial statements and the accompanying notes. While management bases its assumptions and estimates on the facts and circumstances known at the balance sheet date, actual results could materially differ from those estimates.

Accounting standards not yet adopted

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires PBN to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. PBN also records a corresponding asset, which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. PBN is required to adopt SFAS No. 143 on January 1, 2003. PBN believes that the adoption of SFAS No. 143 will not have a material impact on its financial statements.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections to existing pronouncements that are not substantive in nature. SFAS No. 145 will be adopted on January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13, "Accounting for Leases", which will be adopted as required for transactions occurring subsequent to May 15, 2002. PBN believes that the adoption of SFAS No. 145 will not have a material impact on its financial statements.

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities". SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force
(EITF) has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". The scope of SFAS No. 146 also includes (1) costs related to terminating a contract that is not a capital lease, and (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. PBN believes that the adoption of SFAS No. 146 will not have a material impact on its financial statements.

3.   Accounts receivable

       -------------------------------------------------------------------------
                                                    December 31,      June 30,
       In Thousands of EURO's                           2001            2002
       -------------------------------------------------------------------------
                                                     (audited)      (unaudited)
       -------------------------------------------------------------------------

       -------------------------------------------------------------------------
       Trade accounts receivable                      36,550          29,455
       -------------------------------------------------------------------------

       -------------------------------------------------------------------------
       Allowance for doubtful accounts                (4,403)         (4,873)
       -------------------------------------------------------------------------

       Total accounts receivable, net                 32,147          24,582
       -------------------------------------------------------------------------

4.   Inventory

Inventory consisted of the following:

       -------------------------------------------------------------------------
                                                   December 31,       June 30,
       In Thousands of EURO's                          2001             2002
       -------------------------------------------------------------------------
                                                    (audited)       (unaudited)
       -------------------------------------------------------------------------

       -------------------------------------------------------------------------
       Raw materials                                   9,279           8,955
       -------------------------------------------------------------------------
       Work in process                                 1,562           1,161
       -------------------------------------------------------------------------
       Finished goods                                 23,451          14,217
       -------------------------------------------------------------------------
       Inventory consigned to others                   1,857             668
       -------------------------------------------------------------------------

       Allowance for obsolescence                    (14,638)         (9,313)
       -------------------------------------------------------------------------
       Prepayments received on work in process           (10)            (68)
       -------------------------------------------------------------------------

       Total inventory, net                           21,501          15,620
       -------------------------------------------------------------------------

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

5.   Property, plant and equipment

Property, plant and equipment consisted of the following:

       -------------------------------------------------------------------------
                                                  December 31,        June 30,
       In Thousands of EURO's                        2001               2002
       -------------------------------------------------------------------------
                                                  (audited)          (unaudited)
       -------------------------------------------------------------------------

       -------------------------------------------------------------------------
       Land and buildings                            5,020              4,510
       -------------------------------------------------------------------------
       Machines and installations                   26,866             24,866
       -------------------------------------------------------------------------
       Other fixed assets                            3,415              2,812
       -------------------------------------------------------------------------
       Fixed assets under construction                 991                573
       -------------------------------------------------------------------------

       Accumulated depreciation                    (22,403)           (22,309)
       -------------------------------------------------------------------------
       Total property, plant and equipment, net     13,889             10,452
       -------------------------------------------------------------------------

6.   Other accrued liabilities

Other accrued liabilities consisted of the following:

       -------------------------------------------------------------------------
                                                   December 31,   June 30,
       In Thousands of EURO's                          2001         2002
       -------------------------------------------------------------------------
                                                    (audited)   (unaudited)
       -------------------------------------------------------------------------

       -------------------------------------------------------------------------
       Accrued holiday rights                          723                984
       -------------------------------------------------------------------------
       Salaries and wages, holiday allowance,        2,577              1,701
       year-end payment
       -------------------------------------------------------------------------
       Accrued sales tax                               910                231
       -------------------------------------------------------------------------
       Accrued commercial costs                      2,882              5,253
       -------------------------------------------------------------------------
       Warranty provision                            3,842              3,139
       -------------------------------------------------------------------------
       Restructuring provision                           0              2,480
       -------------------------------------------------------------------------
       Others                                        1,519              2,135
       -------------------------------------------------------------------------

       Total other accrued liabilities              12,453             15,923
       -------------------------------------------------------------------------

In 2001, PBN's management elected to discontinue two product lines as part of strategic plans. PBN terminated 267 production and 65 support employees and recorded a write-down of machines and installations and inventory as part of the restructuring plan. Inventory write-downs totaling (euro) 2,537 thousand are included in cost of sales, with the remainder of (euro) 5,028 thousand included under the caption "Restructuring and Impairment Charges".

  PHILIPS BROADBAND NETWORKS
  (A division of Royal Philips Electronics N.V.)

  Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

  The following table represents the changes in the restructuring provision from December 31, 2000 to December 31, 2001:

  -----------------------------------------------------------------------------------------------------------
                                                    Balance                                     Balance
                                                  December 31,                                December 31,
  In Thousands of EURO's                              2000         Additions     Utilized         2001
  -----------------------------------------------------------------------------------------------------------
  Personnel costs                                       -            2,592        (2,592)           -
  -----------------------------------------------------------------------------------------------------------
  Write-down of property, plant and equipment           -            2,436        (2,436)           -
  -----------------------------------------------------------------------------------------------------------
  Write-down of inventories                             -            2,537        (2,537)           -
  -----------------------------------------------------------------------------------------------------------

  Total                                                 -            7,565        (7,565)           -
  -----------------------------------------------------------------------------------------------------------

  7.   Income taxes

  Historically, PBN's operations have been included in the combined income tax returns filed by Philips in each of the countries where PBN is located (country fiscal unity). Income tax expense reported in PBN's combined financial statements has been calculated on a separate tax return basis.

  The following table presents the principal reasons for the difference between the effective income tax rate and statutory income tax rate in the
  Netherlands:

-------------------------------------------------------------------------------------------------------
                                                    Year ended         Six months         Six months
                                                   December 31,      ended June 30,     ended June 30,
In Percentages                                         2001               2002              2001
-------------------------------------------------------------------------------------------------------
                                                     (audited)         (unaudited)       (unaudited)
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
Statutory income tax rate in the Netherlands            35%                35%               35%
-------------------------------------------------------------------------------------------------------
Foreign rate differentials                               2%                -1%                4%
-------------------------------------------------------------------------------------------------------
Non tax-deductible items                                 1%                 0%                1%
-------------------------------------------------------------------------------------------------------
New loss carryforwards not recognised                  -11%                -3%              -18%
-------------------------------------------------------------------------------------------------------
Others                                                   0%                 0%                1%
-------------------------------------------------------------------------------------------------------
Effective income tax rate                               27%                31%               23%
-------------------------------------------------------------------------------------------------------

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

The income tax expense is as follows:
------------------------------------------------------------------------------------------
                                       Year ended         Six months         Six months
                                       December 31,     ended June 30,     ended June 30,
In Thousands of EURO's                    2001               2002              2001
------------------------------------------------------------------------------------------
                                        (audited)         (unaudited)       (unaudited)
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Income (loss) before income taxes:
------------------------------------------------------------------------------------------
    The Netherlands                          141              (967)             (282)
------------------------------------------------------------------------------------------
    Foreign                              (30,080)           (5,659)           (6,791)
------------------------------------------------------------------------------------------
Income tax benefit (expense):
------------------------------------------------------------------------------------------
Current taxes
------------------------------------------------------------------------------------------
    The Netherlands                           49              (215)               98
------------------------------------------------------------------------------------------
    Foreign                                 (885)             (728)           (1,837)
------------------------------------------------------------------------------------------
Deferred taxes
------------------------------------------------------------------------------------------
    The Netherlands                         (525)                0                 0
------------------------------------------------------------------------------------------
    Foreign                                9,296             3,016             3,355
------------------------------------------------------------------------------------------

Income tax benefit                         7,935             2,073             1,616
------------------------------------------------------------------------------------------

The sources of differences between the financial accounting and tax basis of PBN's assets and liabilities that give rise to the net deferred tax assets are as follows:

    ------------------------------------------------------------------------
                                                December 31,     June 30,
                                                    2001          2002
    In Thousands of EURO's
    ------------------------------------------------------------------------
                                                 (audited)     (unaudited)
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
    Current deferred income tax assets:
    ------------------------------------------------------------------------
        Intercompany profit elimination               350            350
    ------------------------------------------------------------------------
        Inventory                                   1,510          2,329
    ------------------------------------------------------------------------
        Warranty provisions                           920            875
    ------------------------------------------------------------------------
        Restructuring provisions                        0            629
    ------------------------------------------------------------------------
        Other provisions and allowances             1,734            656
    ------------------------------------------------------------------------
    Long term deferred income tax assets:
    ------------------------------------------------------------------------
        Net operating losses                       13,492         14,715
    ------------------------------------------------------------------------
        Property, plant and equipment                 433            673
    ------------------------------------------------------------------------
    Total deferred income tax assets               18,439         20,227
    ------------------------------------------------------------------------
    Valuation allowance                            (5,260)        (5,415)
    ------------------------------------------------------------------------
    Net deferred income tax assets                 13,179         14,812
    ------------------------------------------------------------------------

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

Based upon a separate tax return basis, PBN has been allocated (Euro) 35.9 million of operating loss carry forwards expiring at various dates through 2011.

As PBN's operations have been included in the combined income tax returns filed by Philips in each of the countries where PBN is located (country fiscal unity), the realizability of deferred tax assets has been assessed by Philips in each country at the combined income tax return level. Accordingly, the deferred tax assets determined to be realizable by Philips have been allocated to PBN based on a separate tax return basis.

In assessing the realizability of deferred tax assets, Philips considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Philips considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that Philips will realize the benefits of those deductible differences.

8.    Accumulated Other Comprehensive Income

       -------------------------------------------------------------------------------------------
                                                                             Accumulated Other
            In Thousands of EURO's                                         Comprehensive Income
       -------------------------------------------------------------------------------------------
            Balance December 31, 2000 (audited)                                             3,727
       -------------------------------------------------------------------------------------------
                Foreign currency translation adjustments                                    2,902
       -------------------------------------------------------------------------------------------
            Balance December 31, 2001 (audited)                                             6,629
       -------------------------------------------------------------------------------------------
                Foreign currency translation adjustments                                   (3,889)
                (unaudited)
       -------------------------------------------------------------------------------------------
            Balance June 30, 2002 (unaudited)                                               2,740
       -------------------------------------------------------------------------------------------

9.    Pension and other post retirement costs

Employees of PBN participate in various defined benefit and defined contribution pension plans of the Philips Group. For the purposes of the preparation of these combined financial statements, PBN's participation in the Philips plans has been treated as participation in various multi-employer plans. Accordingly, the charges included in the combined financial statements may not be indicative of the pension and other post retirement costs had PBN been a stand alone entity.

Due to the over funded status of certain Philips' pension funds, PBN enjoyed premium holidays and refunds during 2001, which resulted in a pension benefit of
(euro) 302 thousand for the year ended December 31, 2001.

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

In addition to receiving pension benefits, PBN employees in certain countries participate in other postretirement benefit plans of the Philips Group. These other postretirement benefits under SFAS No. 106 are recorded at the country central level and charged out to the various local entities as part of human resource overhead (surcharge on salaries paid). The charge to PBN is approximately (euro) 400 thousand for the year ended December 31, 2001.

10.   Equity incentive plans

Existing Philips incentive plans

Philips has granted stock options on its ordinary shares to members of PBN's management and certain key employees under either a Euro (EUR) denominated plan or a United States Dollar (USD) denominated plan. Under Philips' plans, options are granted with an exercise price equal to the fair market value of the underlying ordinary shares on the date of grant. Options are subject to vesting periods typically of three years and expirations of five or ten years. A limited number of options have also been granted under variable plans, subject to achievement of certain financial objectives during multi-year performance cycles. Exercise of all options is restricted by Philips' rules on insider trading.

Stock-based compensation

Pro forma net income information, as required by SFAS No. 123, has been determined as if PBN had accounted for employee share options granted to PBN's employees by Philips under SFAS No. 123's fair value method. The pro forma amounts below are not necessarily representative of the effects of share-based awards on future net income because the plans eventually adopted by PBN after divestment from Philips may differ from Philips share options plans. Accordingly future grants of employee stock options to PBN's employees may not be comparable to awards made to employees while PBN was a part of Philips.

The pro forma effect of recognizing compensation expense in accordance with SFAS No. 123 would have been as follows:

      -----------------------------------------------------------------------
                                                               December 31,
      In Thousands of EURO's                                       2001
      -----------------------------------------------------------------------
                                                                (audited)
      -----------------------------------------------------------------------
      Net loss, as reported                                      (22,004)
      -----------------------------------------------------------------------
      Pro forma net loss                                         (22,329)
      -----------------------------------------------------------------------

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

The fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

      ------------------------------------------------------------------------
                                                          December 31, 2001
      ------------------------------------------------------------------------
                                                              (audited)
      ------------------------------------------------------------------------

                                                            (EUR-denominated)
      ------------------------------------------------------------------------
      Risk-free interest rate                                           4.66%
      ------------------------------------------------------------------------
      Expected dividend yield                                            1.2%
      ------------------------------------------------------------------------
      Expected option life                                             5 yrs.
      ------------------------------------------------------------------------
      Expected stock price volatility                                     49%
      ------------------------------------------------------------------------

                                                            (USD-denominated)
      ------------------------------------------------------------------------
      Risk-free interest rate                                           4.77%
      ------------------------------------------------------------------------
      Expected dividend yield                                            1.2%
      ------------------------------------------------------------------------
      Expected option life                                             5 yrs.
      ------------------------------------------------------------------------
      Expected stock price volatility                                     49%
      ------------------------------------------------------------------------

The assumptions were used for these calculations only and do not necessarily represent an indication of management's expectations of future development.

The following table summarizes information about the number of Philips share options granted to PBN's employees, those outstanding at December 31, 2001 and changes during the year:

Fixed option plans

      -------------------------------------------------------------------------
                                                           December 31, 2001
                                                      Shares    Weighted average
                                                                 exercise price
      -------------------------------------------------------------------------
                                                                     (in EUR)
      -------------------------------------------------------------------------
      Options outstanding, beginning of period         1,400            45.90
      -------------------------------------------------------------------------
      Options granted                                  2,275            29.14
      -------------------------------------------------------------------------
      Options exercised                                    -                -
      -------------------------------------------------------------------------
      Options forfeited                                    -                -
      -------------------------------------------------------------------------
      Options outstanding, end of period               3,675            35.52
      -------------------------------------------------------------------------
      Weighted average fair value of options
      granted during the year in EUR                   14.75
      -------------------------------------------------------------------------

      -------------------------------------------------------------------------
                                                                     (in USD)
      -------------------------------------------------------------------------

      -------------------------------------------------------------------------
      Options outstanding, beginning of period       127,170            31.48
      -------------------------------------------------------------------------
      Options granted                                 28,025            27.94
      -------------------------------------------------------------------------
      Options exercised                                    -                -
      -------------------------------------------------------------------------
      Options forfeited                              -27,334            36.44
      -------------------------------------------------------------------------
      Options outstanding, end of period             127,861            29.65
      -------------------------------------------------------------------------

      -------------------------------------------------------------------------
      Weighted average fair value of options
      granted during the year in USD                   11.90
      -------------------------------------------------------------------------

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

Variable option plans

     -------------------------------------------------------------------------------------------------
                                                                                December 31, 2001
     -------------------------------------------------------------------------------------------------
                                                                            Shares           Weighted
                                                                                              average
                                                                                             exercise
                                                                                              price
     -------------------------------------------------------------------------------------------------
                                                                                              (in EUR)
     -------------------------------------------------------------------------------------------------
     Options outstanding, beginning of period                                1,400              45.90
     -------------------------------------------------------------------------------------------------
     Options granted                                                         2,275              29.14
     -------------------------------------------------------------------------------------------------
     Options exercised                                                           -                  -
     -------------------------------------------------------------------------------------------------
     Options forfeited                                                           -                  -
     -------------------------------------------------------------------------------------------------
     Options outstanding, end of period                                      3,675              35.52
     -------------------------------------------------------------------------------------------------
     Weighted average fair value of options granted during the
     year in EUR                                                             14.75
     -------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------
                                                                                             (in USD)
     -------------------------------------------------------------------------------------------------
     Options outstanding, beginning of period                               73,364              33.81
     -------------------------------------------------------------------------------------------------
     Options granted                                                        28,025              27.94
     -------------------------------------------------------------------------------------------------
     Options exercised                                                           -                  -
     -------------------------------------------------------------------------------------------------
     Options forfeited                                                     -17,004              43.82
     -------------------------------------------------------------------------------------------------
     Options outstanding, end of period                                     84,385              29.85
     -------------------------------------------------------------------------------------------------
     Weighted average fair value of options granted during the
     year in USD                                                             11.90
     -------------------------------------------------------------------------------------------------

The following table summarizes information about stock options outstanding at December 31, 2001:

Fixed option plans

     --------------------------------------------------------------------------------------------------
                              Options outstanding                              Options exercisable
     --------------------------------------------------------------------------------------------------
      Year of              Number       Exercise price        Weighted         Number        Weighted
      Grant            outstanding at     per share           average      exercisable at   price per
                        December 31,                         remaining      December 31,      share
                           2001                             contractual        2001
                                                            life (years)
     --------------------------------------------------------------------------------------------------
                                       (price in EUR)                                    (price in EUR)
     --------------------------------------------------------------------------------------------------
     2000                  1,400               45.90            8.3                 -              -
     --------------------------------------------------------------------------------------------------
     2001                  2,275               29.14            9.3                 -              -
     --------------------------------------------------------------------------------------------------
                                      (price in USD)                                   (price in USD)
     --------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------
     1998                 17,336         17.93-21.94            6.2            17,736          18.85
     --------------------------------------------------------------------------------------------------
     1999                 46,200         22.24-24.96            7.4            30,797          23.76
     --------------------------------------------------------------------------------------------------
     2000                 36,300         43.05-49.71            8.3                 -              -
     --------------------------------------------------------------------------------------------------
     2001                 28,025         22.12-34.50            9.3                 -              -
     --------------------------------------------------------------------------------------------------
     Total               131,536                                               48,533
     --------------------------------------------------------------------------------------------------

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

Variable option plans

     ------------------------------------------------------------------------------------------------------
                                 Options outstanding                             Options exercisable
     ------------------------------------------------------------------------------------------------------
                            Number        Exercise price      Weighted         Number          Weighted
                       outstanding at       per share         average      exercisable at     price per
                        December 31,                         remaining      December 31,        share
                            2001                            contractual        2001
                                                            life (years)
     ------------------------------------------------------------------------------------------------------
                                          (price in EUR)                                    (price in EUR)
     ------------------------------------------------------------------------------------------------------
     2000                  1,400                   45.90        8.3                -                      -
     ------------------------------------------------------------------------------------------------------
     2001                  2,275                   29.14        9.3                -                      -
     ------------------------------------------------------------------------------------------------------
                                          (price in USD)                                     (price in USD)
     ------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------
     1995-1997            20,060               7.50-9.02        3.1           20,060                   7.62
     ------------------------------------------------------------------------------------------------------
     2000                 36,300             43.05-49.71        8.3                -                      -
     ------------------------------------------------------------------------------------------------------
     2001                 28,025             22.12-34.50        9.3                -                      -
     ------------------------------------------------------------------------------------------------------
     Total                88,060                                              20,060
     ------------------------------------------------------------------------------------------------------

11. Transactions with related parties

PBN sells equipment to and purchases certain components, modules and services from Philips in the normal course of business. Transactions between PBN and Philips are effected at prices that are intended to reflect the market value of the products and services involved. The following table summarizes transactions between PBN and Philips:

     ----------------------------------------------------------------------------------------------------
                                                    December 31,              June 30,          June 30,
     In Thousands of EURO's                            2001                     2002              2001
     ----------------------------------------------------------------------------------------------------
                                                     (audited)             (unaudited)        (unaudited)
     ----------------------------------------------------------------------------------------------------
     Statement of Operations:
     ----------------------------------------------------------------------------------------------------
     Sales to Philips Group                              284                    133                113
     ----------------------------------------------------------------------------------------------------
     Interest expense                                  1,140                    295                638
     ----------------------------------------------------------------------------------------------------
     Corporate overhead allocation                     3,445                  1,118              1,500
     ----------------------------------------------------------------------------------------------------

     ----------------------------------------------------------------------------------------------------
                                                                     December 31,            June 30,
     In Thousands of EURO's                                             2001                   2002
     ----------------------------------------------------------------------------------------------------
                                                                      (audited)             (unaudited)
     ----------------------------------------------------------------------------------------------------
     Balance sheet:
     ----------------------------------------------------------------------------------------------------
     Income taxes payable (included in Payables to related                2,440                 1,502
     parties)
     ----------------------------------------------------------------------------------------------------
     Trade accounts receivable from Philips Group                            59                   223
     ----------------------------------------------------------------------------------------------------
     Trade accounts payable to Philips Group                              8,382                 4,074
     ----------------------------------------------------------------------------------------------------
     Deferred income taxes                                               13,179                14,812
     ----------------------------------------------------------------------------------------------------

Interest charge in these combined financial statements is calculated based on the average rate of interest for long-term debt paid by Philips and the average amount of net investment of the Philips Group invested in PBN during the reporting periods, taking into account the debt-to-equity ratio reported by Philips as of December 31, 2001.

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

Income tax expense has been allocated on a separate tax return basis. Tax effects that may arise from PBN's divestment from the Philips Group have not been reflected in PBN's combined financial statements.

Corporate overheads have been allocated to PBN from Philips at central, regional and local levels for amounts including, but not limited to, directors remuneration, marketing, management information systems, accounting and financial reporting, treasury, human resources, legal, tax and security, based on the net sales of PBN compared to the consolidated net sales of Philips. Management believes these allocations are reasonable. However, the costs of these services charged to PBN are not necessarily indicative of the costs that would have been incurred had PBN operated as an entity independent of Philips.

12. Commitments and contingencies

PBN is potentially subject to lawsuits, claims and proceedings, which arise in the ordinary course of business. There are no such matters pending that PBN expects to be material in relation to its business, financial condition or results of operations.

Rent agreements

PBN has entered into certain short-term contracts to rent office and warehouse facilities. The rent charged to income amounted to (euro) 607 thousand for the year ended December 31, 2001, of which (euro) 429 thousand relates to charges from Philips based on square meters occupied.

Financial Guarantees

As of December 31, 2001 and June 30, 2002, PBN has given financial guarantees to customers of approximately (euro) 3.6 million and (euro) 3.6 million (unaudited), respectively. The guarantees expire upon fulfillment of PBN's contractual obligation to perform. No amount has been accrued for PBN's obligation under its guarantee arrangements.

13.  Geographical information

PBN operates and derives its revenue from all major regions in the world. The geographical location of property, plant and equipment and the geographical origin of revenues are as follows:

     -------------------------------------------------------------------------------------------------
                                                  Americas         Europe        Asia          Total
     In Thousands of EURO's                                                     Pacific
     -------------------------------------------------------------------------------------------------
     December 31, 2001
     -------------------------------------------------------------------------------------------------
     Net sales                                      99,206         87,431       13,190        199,827
     -------------------------------------------------------------------------------------------------
     Property, plant and equipment, net             12,519          1,152          218         13,889
     -------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------
     June 30, 2002 (unaudited)
     -------------------------------------------------------------------------------------------------
     Net sales                                      47,975         27,276        3,115         78,366
     -------------------------------------------------------------------------------------------------
     Property, plant and equipment, net              9,598            650          204         10,452
     -------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------
     June 30, 2001 (unaudited)
     -------------------------------------------------------------------------------------------------
     Net sales                                      57,934         53,997       10,229        122,160
     -------------------------------------------------------------------------------------------------
     Property, plant and equipment, net             17,386          1,452          237         19,075
     -------------------------------------------------------------------------------------------------

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

14. Concentration of risks and financial instruments

Concentration of credit risk

Credit risk represents the risk that a loss would be recognized at the reporting date if counter parties failed completely to perform as contracted. Financial instruments which potentially subject PBN to a concentration of credit risk consist principally of accounts receivable. Management believes it has adequately provided for the collection risk in PBN's trade accounts receivable by recording an allowance for doubtful accounts which reduces such amounts to their net realizable value. Due to the project nature of the cable network business, PBN derives a substantial portion of its revenues from a limited number of customers. In the year 2001, one customer accounted for 14 % of sales.

Supply risks

PBN is dependent on certain suppliers to provide key components used in PBN's products. A change in suppliers could cause a delay in manufacturing and possible loss of sales, which would impact operating results adversely. During 2001, three suppliers accounted for more than 10 % of purchases each, and in the aggregate for approximately 33.3 % of purchases.

Financial instruments

PBN's earnings, cash flows, and financial position are exposed to foreign currency risk from foreign currency denominated receivables, payables, forecasted transactions, as well as net investments in certain foreign operations. These items are denominated in various foreign currencies, including mainly the U.S. Dollar, Australian Dollar and Singapore Dollar.

PBN periodically assesses its foreign currency exchange risk exposure. Due to its manufacturing sites in the USA and in Europe and the relative size of goods movements between these entities, management believes that PBN benefits from a natural hedge. Accordingly, PBN does not enter into any hedging activities or purchase derivative instruments.

During 2001, PBN recorded a net foreign currency transaction loss of (Euro) 309 thousand which is included in cost of sales.

Fair value of financial assets and liabilities

The carrying values of accounts receivable and accounts payable approximate fair value because of the short maturity of these instruments.

15. Subsequent events

On July 8, 2002, Philips and C-COR.net signed a sale and purchase agreement for the sale of PBN's business, assets and liabilities. All employees of PBN are expected to be hired by C-COR.net. The expected legal closing date is in September 2002. To provide for an orderly transfer and transition of PBN from Philips to C-COR.net, various agreements will be executed that cover a wide range of matters, including but not limited to:

.. the transfer by Philips to C-COR.net of the business, employees, assets and liabilities associated with PBN's business (Purchase Agreement, Local Asset Transfer Agreements);

.. the transfer or license by Philips to C-COR.net of certain intellectual property rights (Technology Transfer and License Agreement, Trademark Transfer and License Agreement);

PHILIPS BROADBAND NETWORKS
(A division of Royal Philips Electronics N.V.)

Notes to the combined financial statements December 31, 2001 - (Continued) (Information as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited)

.. the provision by Philips of certain corporate and local human resource management, finance and accounting, housing, information technology and other services to C-COR.net (Transition Services Agreement).

Stock incentive plans

The Philips stock options granted to the PBN employees will not be converted into options for shares of C-COR.net. Upon closing, PBN employees with outstanding exercisable options will have a limited period of time to exercise these options and all unvested options will be cancelled. In addition, C-COR.net has assumed no obligation towards the beneficiaries or towards Philips with respect to these outstanding Philips' stock options.

Pensions and other postretirement benefits

In most countries PBN's employees have pension entitlements as part of their benefit packages, and as it is common practice that in offering transferring employees equivalent benefit packages, this equivalence also extends to pension rights. In fact there exists a compulsory European Directive obliging member states to implement legislation in each EC country to the effect that in case of transfer of a business, all pensions entitlements will transfer with the transferred employees. In the Netherlands, this law has become effective on July 1, 2002.

In some countries, the pension entitlements are part of a state scheme; in many countries, however, the entitlements are specifically related to Philips, and will require a per country approach on how to deal with pension rights going forward and the treatment of accrued rights in the past. There are legal requirements which will dictate a transfer of pension liabilities, but also if there is not a strict legal requirement, in many cases taking into account the justified interest of employees will be a precondition for a smooth transition process in terms of consultation with works council and unions.

Pension entitlement for PBN's employees may be funded by way of a separate pension fund, with an insurance company or by way of a book reserve system.

In case a book reserve system is used by Philips in a country, the pension liabilities will transfer to C-COR.net and Philips shall include a provision in the local balance sheet which is equal to the actuarial present value of pension rights accrued up to the effective date as calculated under the relevant local book reserve system concerned.

In case of a dedicated Philips pension fund, transferred employees will either get a premium free policy or there will be a collective transfer of liabilities and assets under the terms and rules set by the pertaining pension fund.

PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed consolidated balance sheet of the Registrant as of June 28, 2002 and Philips Broadband Networks (PBN) as of June 30, 2002, and the related unaudited pro forma condensed consolidated statement of operations for the year ended June 28, 2002 (June 30, 2002 for PBN), give effect to the acquisition of certain assets and liabilities of PBN, as described in Note 1 of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements, as if the transaction had occurred as of June 28, 2002, in the case of the unaudited pro forma condensed consolidated balance sheet, and as of June 30, 2001, in the case of the unaudited pro forma condensed consolidated statement of operations.

The unaudited pro forma condensed consolidated statement of operations for the year ended June 28, 2002 also gives effect to the Registrant's acquisition of certain assets and liabilities of ADC Telecommunications, Inc.'s Broadband Communications Division (BCD), completed on August 4, 2001, as described in Note 2 of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements, as if the transaction had occurred as of June 30, 2001.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Registrant and should be read in conjunction with the Registrant's historical consolidated financial statements, which have been previously filed in the Company's Annual Report on Form 10-K for the year ended June 28, 2002, the historical consolidated financial statements of PBN, which are included elsewhere in this Form 8-K/A, and the historical financial statements of BCD, which have been previously filed by the Registrant on Form 8-K/A, dated August 4, 2001, as amended on October 19, 2001.

Since the unaudited pro forma condensed consolidated financial statements which follow are based upon the financial condition of PBN and operating results of PBN and BCD during the periods when they were not under the control or management of the Registrant, the information presented may not be indicative of the results which would have actually been obtained had the acquisitions been completed on June 30, 2001, nor are they indicative of future operating results or financial position.

The historical financial statements of PBN are denominated in Euros, and have been translated in the following manner for the unaudited pro forma condensed consolidated financial statements: assets and liabilities at the year end rate (.9882 U.S. dollar per 1.00 Euro), and results of operations at the average exchange rate for the year (.8942 U.S. dollar per 1.00 Euro). Shareholder's equity accounts reflect historical rates as well as exchange rate changes upon translation which are reflected as a separate component of shareholder's equity.

The purchase price for the PBN acquisition was 79,950,000 Euros, which is subject to certain adjustments. An initial cash payment was made of 75,000,000 Euros ($72,507,000 U.S. dollars, which is net of $200,000 of imputed interest) to Royal Philips Electronics, with subsequent payments subject to certain adjustments. The Registrant anticipates additional consideration to be paid of approximately $2,576,000. The Registrant incurred direct transaction costs of approximately $862,000.

The pro forma information, including the allocation of the purchase price, is based on management's estimates. The estimated fair value of identifiable intangible assets acquired is $5,215,000. One of the acquired intangible assets is in-process research and development, representing research and development projects that were commenced but not yet completed at the date of the acquisition, and which if unsuccessful, have no alternative future use in research and development activities or otherwise. The estimated value allocated to in-process research and development as of the acquisition date is $1,560,000. The amount allocated to in-process research and development has been excluded from the unaudited pro forma condensed consolidated statement of operations. The Company anticipates obtaining a third-party valuation of certain intangible assets acquired, and therefore the allocation of the purchase price is preliminary and subject to change. For purposes of the pro forma information included, the excess of the purchase price over the allocation to both tangible and intangible identifiable assets and liabilities has been presumed to be goodwill.

                                 C-COR.NET CORP.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                 June 28, 2002

                                                    Historical            PRO FORMA          PRO FORMA
                                           --------------------------
                                              C-COR           PBN        ADJUSTMENTS         COMBINED
                                           -----------    -----------    -----------        -----------
ASSETS
Current Assets:

   Cash and cash equivalents               $   111,858    $         -   $   (75,945) (F)    $    35,913
   Marketable securities                             2              -             -                   2
   Intercompany receivable                           -            220          (220) (E)              -
   Receivables, net                             27,582         24,293           220  (E)         52,095
   Inventories                                  39,084         15,436             -              54,520
   Deferred taxes                               18,715          3,502        (3,502) (A)         18,715
   Prepaid and other assets                     16,443            321             -              16,764
                                           -----------    -----------   -----------         -----------
     Total current assets                      213,684         43,772       (79,447)            178,009

Property, plant and equipment, net              24,701         10,329             -              35,030

Goodwill                                         1,597              -        52,886  (B)         54,483
Intangible assets, net                           7,246              -         5,215  (C)         10,901
                                                                             (1,560) (G)

Deferred taxes                                  20,549         11,136       (11,136) (A)         22,149
                                                                              1,600  (C)

Other assets                                     3,046              -             -               3,046
                                           -----------    -----------   -----------         -----------
                                           $   270,823    $    65,237   $   (32,442)        $   303,618
                                           ===========    ===========   ===========         ===========

LIABILITIES
Current Liabilities:

   Accounts payable                        $    15,333    $    11,975   $     4,026  (E)    $    31,334
   Intercompany payable                              -          4,026        (4,026) (E)              -
   Accrued liabilities                          32,991         15,736           759  (C)         49,486
   Current portion of long-term debt               633              -             -                 633
                                           -----------    -----------   -----------         -----------
     Total current liabilities                  48,957         31,737           759              81,453

Long-term debt, less current portion             1,263              -             -               1,263
Other liabilities                                2,005          1,859             -               3,864

Shareholders' equity                           218,598         31,641       (31,641) (D)        217,038
                                                                             (1,560) (G)
                                           -----------    -----------   -----------         -----------
                                           $   270,823    $    65,237   $   (32,442)       $    303,618
                                           ===========    ===========   ===========        ============

    The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                                 C-COR.NET CORP.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                        For the Year Ended June 28, 2002

                                                                        Historical                PRO FORMA          PRO FORMA
                                                      ----------------------------------------
                                                         C-COR           BCD           PBN       ADJUSTMENTS         COMBINED
                                                      -----------     ----------   -----------   -----------       ------------
Net sales                                             $   265,651     $    8,285   $   139,528   $         -       $    413,464
Cost of sales                                             187,534          5,263       109,087             -            301,884
                                                      -----------     ----------   -----------   -----------       ------------
Gross margin                                               78,117          3,022        30,441             -            111,580

Operating expenses:
   Selling and administrative                              93,255          2,406        33,007             -            128,668
   Research and product development                        27,089            658        17,072             -             44,819
   Amortization of goodwill and other intangibles           8,340              -             -            64 (A)          9,622
                                                                                                       1,218 (B)
   Goodwill impairment                                     13,642              -             -             -             13,642
   Acquired in-process technology charge                      870              -             -             - (E)            870
   Restructuring costs                                      2,660            879         6,021             -              9,560
                                                      -----------     ----------   -----------   -----------       ------------

Total operating expenses                                  145,856          3,943        56,100         1,282            207,181
                                                      -----------     ----------   -----------   -----------       ------------

Loss from operations                                      (67,739)          (921)      (25,659)       (1,282)           (95,601)

Interest and other income, net                              2,663              -          (713)       (1,086) (C)           864
                                                      -----------     ----------   -----------   -----------       ------------

Loss before income taxes                                  (65,076)          (921)      (26,372)       (2,368)           (94,737)

Income tax benefit                                        (23,152)             -        (7,504)       (2,877) (D)       (33,533)

                                                      -----------     ----------   -----------   -----------       ------------
Net loss                                              $   (41,924)     $    (921)   $  (18,868)  $       509       $    (61,204)
                                                      ===========      =========    ==========   ===========       ============

Net loss per share:
   Basic                                              $     (1.24)                                                 $      (1.82)
   Diluted                                            $     (1.24)                                                 $      (1.82)

Weighted average common shares and
   common share equivalents
     Basic                                                 33,710                                                        33,710
     Diluted                                               33,710                                                        33,710

    The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                                 C-COR.NET CORP.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 1 - ADJUSTMENTS TO THE BALANCE SHEET

(A) To reflect an adjustment for certain assets and liabilities of PBN that were not acquired or assumed by the Registrant as part of the purchase transaction.

(B) To reflect the excess of acquisition cost over the estimated fair value of net assets acquired. The purchase price and purchase allocation are summarized as follows:

     Purchase price:
       Cash paid and to be paid to
           Royal Philips Electronics                                   $75,083
       Direct transaction costs and expenses                               862
                                                                       -------
     Total purchase price                                              $75,945
                                                                       =======
     Allocated to:
       Historical book values of PBN
          assets and liabilities                                       $31,641

       Adjustment in the basis of assets acquired
         as part of the purchase transaction (See A)                   (14,638)

       Fair value adjustments:
         Intangible assets                                               5,215
         Accrued liabilities                                              (759)
           Deferred tax assets for differences
            in fair value and tax basis                                  1,600
                                                                       -------
     Total allocations                                                 $23,059
                                                                       =======

     Excess purchase price over allocation to
       identifiable tangible and intangible
         assets and liabilities                                        $52,886
                                                                       =======

     The allocation of purchase price is based upon management's estimates and reflect fair market value adjustments to the carrying value of assets acquired and liabilities assumed in the acquisition. The fair market value adjustments primarily include intangible assets related to acquired completed technology, deferred tax assets related to reserve balances, and a liability for restructuring PBN's operations.

(C) To reflect the fair value adjustments of assets and liabilities acquired (see B).

(D)  To reflect the elimination of shareholder's equity accounts of PBN.

(E) To reclassify PBN intercompany receivables and payables to and from Royal Philips as third party receivables and payables.

(F) To reflect the consideration paid to Royal Philips Electronics for the acquisition (including an amount to be paid) and direct transaction costs and expenses.

(G) To reflect an immediate charge to expense of the acquired in-process research and development intangible asset.

(H) In order to achieve more cost-effective operations, the Registrant anticipates additional restructuring throughout its fiscal year 2003, which is expected to result in additional restructuring expenses in amounts that have not yet been determined.

NOTE 2 - ADJUSTMENTS TO THE STATEMENT OF OPERATIONS

(A) To reflect the amortization of acquired intangible assets over the estimated useful life of three years for the Registrant's acquisition of BCD from the period of June 30, 2001 through the acquisition date of August 4, 2001.

(B) To reflect the amortization of acquired intangible assets over the estimated useful life of three years for the Registrant's acquisition of PBN from the period of June 30, 2001 through June 28, 2002.

(C) To reflect an assumed reduction in interest income due to the use of cash for the PBN acquisition.

(D) To reflect the tax effect of intangible amortization related to both BCD and PBN and record tax benefits related to the net loss of BCD and PBN on a consolidated basis, using the U.S. federal statutory rate of 35%. State tax benefits, if any, have not been provided since management believes it is not more likely than not that the Registrant would have recognized, net of a valuation allowance for state income tax purposes, a tax benefit for the net losses of BCD and PBN in the period presented.

(E) A charge in the amount of $1,560 for the acquired in-process research and development intangible asset has been excluded from the pro forma condensed consolidated statement of operations.

                                  EXHIBIT INDEX

                                   DESCRIPTION

    EXHIBIT
     NUMBER

     2.1 Acquisition Agreement dated as of July 8, 2002, by and among the Registrant, and Koninklijke Philips Electronics N.V., Philips Electronics North America Corporation, Philips Broadband Networks, Inc. (incorporated by reference to the Registrant's 8-K dated September 16, 2002 and filed on September 25, 2002, File No. 0-10726).

     2.2 Amendment No. 1 to Acquisition Agreement dated as of September 16, 2002, by and among the Registrant, and Koninklijke Philips Electronics N.V., Philips Electronics North America Corporation, Philips Broadband Networks, Inc. (incorporated by reference to the Registrant's 8-K dated September 16, 2002 and filed on September 25, 2002, File No. 0-10726).

     23   Consent of KPMG Accountants N.V.